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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lightbridge, Inc. on Form S-8 of our report dated January 23, 2002, appearing in the Annual Report on Form 10-K of Lightbridge, Inc for the year ended December 31, 2001.



/s/  DELOITTE & TOUCHE LLP
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Boston, Massachusetts
November 26, 2002